Exhibit 99.1

Xylem Inc.
301 Water Street SE, Suite 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer +1 (914) 240-3046	Keith Buettner +1 (724) 772-1531
	Houston.Spencer@xylem.com	Keith.Buettner@xylem.com

Xylem Reports Third Quarter 2024 Results and Narrows Full-Year Guidance

•Revenue of $2.1 billion, up 1% on a reported and organic basis
•Earnings per share of $0.89, up 41%; $1.11 on an adjusted basis, up 12%
•Updated full-year revenue guidance of $8.5 billion, up approximately 15% YoY, with organic revenue growth of ~5%
•Narrowing full-year adjusted EPS guidance to $4.22 to $4.24, from $4.18 to $4.28

WASHINGTON, D.C., (October 31, 2024) – Xylem Inc. (NYSE: XYL), a leading global water technology company that empowers customers and communities to build a more water-secure world, today reported third-quarter results. The Company’s total revenue was $2.1 billion, up one percent on a reported and organic basis, and third-quarter earnings per share were up 41 percent on a reported basis and 12 percent on an adjusted basis. Orders grew 8 percent on a reported and organic basis.

“The team delivered strong results in the quarter, with earnings at the high end of guidance, and margin expansion beating our expectations,” said Matthew Pine, Xylem’s President and CEO. “Demand remained resilient, reflected in robust orders growth in all segments, and a healthy book-to-bill. Moderated organic revenue growth in the quarter was driven largely by project timing.”

“Outperformance on margin and earnings was further reinforced by momentum in our integration of Evoqua and by initial impacts from our broader simplification efforts,” Pine continued. “Evoqua integration is ahead of schedule and synergy capture continues to accelerate, giving us confidence in closing the year above target. As a result, we are narrowing our full-year earnings guidance, with continuing focus on sustainable, high-quality earnings and profitable growth.”

Net income was $217 million, or $0.89 per share. Net income margin increased 300 basis points to 10.3 percent. These results are driven by strong operational performance. Adjusted net income was $269 million, or $1.11 per share, which excludes the impacts of amortization of acquired intangible assets, restructuring and realignment costs, gain/loss from sale of businesses, special charges, and tax-related special items.

Third-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 21.2 percent, reflecting a year-over-year increase of 140 basis points. Productivity savings and price drove the margin expansion, exceeding the impact of inflation, strategic investments and mix.

Outlook

Xylem expects full-year 2024 revenue of $8.5 billion, up approximately 15 percent on a reported basis and up approximately 5 percent on an organic basis.

Full-year 2024 adjusted EBITDA margin is expected to be approximately 20.5 percent. This results in adjusted earnings per share of $4.22 to $4.24 from the previous range of $4.18 to $4.28. Full-year free cash flow conversion to net income is expected to be at least 120 percent.

Further 2024 planning assumptions are included in Xylem’s third-quarter earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Supplemental information on Xylem’s third-quarter earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###
About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 23,000 diverse employees delivered combined pro forma revenue of $8.1 billion in 2023, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, interest rates, inflation and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including the ongoing and possible escalation of the conflicts involving Russia and Ukraine, and the Middle East, as well as regulatory, economic and other risks associated with our global sales and operations, including those related to domestic content requirements applicable to projects receiving governmental funding; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including electronic components (in particular, semiconductors); disruptions in operations at our facilities or that of third parties upon which we rely; uncertainty related to the realization of the benefits and synergies from our acquisition of Evoqua Water Technologies Corp.; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including with respect to meeting performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain and attract leadership and other diverse and key talent, as well as competition for overall talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth, including related to acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; risks related to our sustainability commitments and related disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; financial market risks related to our pension and other defined benefit plans; failure to comply with, or changes in, laws or regulations, including those pertaining to our business conduct, operations, products and services, including anti-corruption, data privacy and security, trade, competition, the environment, climate change and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 ("2023 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months		Nine Months
For the periods ended March 31,	2024	2023	2024	2023
Revenue from products	$1,744	$1,720	$5,236	$4,535
Revenue from services	360	356	1,070	711
Revenue	2,104	2,076	6,306	5,246
Cost of revenue from products	1,047	1,043	3,147	2,730
Cost of revenue from services	273	269	804	555
Cost of revenue	1,320	1,312	3,951	3,285
Gross profit	784	764	2,355	1,961
Selling, general and administrative expenses	445	491	1,404	1,291
Research and development expenses	55	61	172	172
Restructuring and asset impairment charges	4	21	37	57
Operating income	280	191	742	441
Interest expense	10	14	35	35
Other non-operating income, net	1	8	11	19
(Loss) on sale of business	(2)	—	(6)	—
Income before taxes	269	185	712	425
Income tax expense	52	33	148	82
Net income	$217	$152	$564	$343
Earnings per share:
Basic	$0.89	$0.63	$2.33	$1.64
Diluted	$0.89	$0.63	$2.32	$1.63
Weighted average number of shares:
Basic	242.9	240.9	242.5	208.9
Diluted	243.8	242.2	243.4	210.1

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$989	$1,019
Receivables, less allowances for discounts, returns and credit losses of $60 and $56 in 2024 and 2023, respectively	1,707	1,617
Inventories	1,091	1,018
Prepaid and other current assets	226	230
Total current assets	4,013	3,884
Property, plant and equipment, net	1,158	1,169
Goodwill	7,593	7,587
Other intangible assets, net	2,326	2,529
Other non-current assets	956	943
Total assets	$16,046	$16,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$930	$968
Accrued and other current liabilities	1,105	1,221
Short-term borrowings and current maturities of long-term debt	17	16
Total current liabilities	2,052	2,205
Long-term debt	1,977	2,268
Accrued post-retirement benefits	332	344
Deferred income tax liabilities	535	557
Other non-current accrued liabilities	550	562
Total liabilities	5,446	5,936
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 259.2 shares and 257.6 shares in 2024 and 2023, respectively	3	3
Capital in excess of par value	8,673	8,564
Retained earnings	2,902	2,601
Treasury stock – at cost 16.2 shares and 16.0 shares in 2024 and 2023, respectively	(753)	(733)
Accumulated other comprehensive loss	(232)	(269)
Total stockholders’ equity	10,593	10,166
Non-controlling interests	7	10
Total equity	10,600	10,176
Total liabilities and stockholders’ equity	$16,046	$16,112

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the periods ended September 30,	2024	2023
Operating Activities
Net income	$564	$343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	191	132
Amortization	229	167
Share-based compensation	43	45
Restructuring and asset impairment charges	37	57
Loss from sale of business	6	—
Other, net	(4)	(20)
Payments for restructuring	(24)	(12)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(101)	(142)
Changes in inventories	(88)	(41)
Changes in accounts payable	(31)	15
Changes in accrued and deferred taxes	(11)	(77)
Other, net	(123)	(85)
Net Cash – Operating activities	688	382
Investing Activities
Capital expenditures	(221)	(177)
Acquisition of businesses, net of cash acquired	(5)	(476)
Proceeds from sale of business	11	103
Proceeds from the sale of property, plant and equipment	3	2
Cash received from investments	5	1
Cash paid for investments	(8)	(1)
Cash paid for equity investments	(4)	(58)
Cash received from interest rate swaps	—	38
Cash received from cross-currency swaps	25	25
Other, net	1	4
Net Cash – Investing activities	(193)	(539)
Financing Activities
Short-term debt issued, net	—	1
Short-term debt repaid	(268)	—
Long-term debt issued, net	—	275
Long-term debt repaid	(13)	(155)
Repurchase of common stock	(19)	(10)
Proceeds from exercise of employee stock options	66	45
Dividends paid	(263)	(219)
Other, net	(23)	(8)
Net Cash – Financing activities	(520)	(71)
Effect of exchange rate changes on cash	(5)	(11)
Net change in cash and cash equivalents	(30)	(239)
Cash and cash equivalents at beginning of year	1,019	944
Cash and cash equivalents at end of period	$989	$705
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$49	$43
Income taxes (net of refunds received)	$160	$159

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures that we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and "Adjusted Segment EBITDA" reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses and other non-recurring, significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. Our definitions of "free cash flow" and "free cash flow conversion" do not consider certain non-discretionary cash payments, such as debt.
"Adjusted Free Cash Flow" defined as free cash flow adjusted for significant cash items for which the corresponding income statement impact does not occur within the same fiscal year.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)					(As Adjusted - Organic)				Constant Currency
		(A)	(B)			(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2024 v. 2023	% Change 2024 v. 2023	Book-to-Bill	Acquisitions/ Divestitures	FX Impact	Change Adj. 2024 v. 2023	% Change Adj. 2024 v. 2023
	2024	2023
Nine Months Ended September 30
Xylem Inc.	6,534	5,457	1,077	20%	104%	(886)	6	197	4%	20%
Water Infrastructure	2,036	1,680	356	21%	111%	(243)	(1)	112	7%	21%
Applied Water	1,382	1,350	32	2%	103%	—	3	35	3%	3%
Measurement & Control Solutions	1,199	1,228	(29)	(2)%	86%	—	(1)	(30)	(2)%	(2)%
Water Solutions & Services	1,917	1,199	718	60%	110%	(643)	5	80	7%	60%

Quarter Ended September 30
Xylem Inc.	2,201	2,031	170	8%	105%	—	(4)	166	8%	8%
Water Infrastructure	700	656	44	7%	112%	—	(4)	40	6%	6%
Applied Water	437	422	15	4%	98%	—	—	15	4%	4%
Measurement and Control Solutions	386	343	43	13%	84%	—	(2)	41	12%	12%
Water Solutions and Services	678	610	68	11%	118%	—	2	70	11%	11%

Quarter Ended June 30
Xylem Inc.	2,087	1,856	231	12%	96%	(265)	11	(23)	(1)%	13%
Water Infrastructure	690	563	127	23%	109%	(89)	5	43	8%	23%
Applied Water	465	445	20	4%	102%	—	3	23	5%	5%
Measurement and Control Solutions	384	470	(86)	(18)%	80%	—	1	(85)	(18)%	(18)%
Water Solutions and Services	548	378	170	45%	91%	(176)	2	(4)	(1)%	46%

Quarter Ended March 31
Xylem Inc.	2,246	1,570	676	43%	110%	(621)	(1)	54	3%	43%
Water Infrastructure	646	461	185	40%	113%	(154)	(2)	29	6%	40%
Applied Water	480	483	(3)	(1)%	110%	—	—	(3)	(1)%	(1)%
Measurement and Control Solutions	429	415	14	3%	93%	—	—	14	3%	3%
Water Solutions and Services	691	211	480	227%	123%	(467)	1	14	7%	228%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2024 v. 2023	% Change 2024 v. 2023	Acquisitions / Divestitures	FX Impact	Change Adj. 2024 v. 2023	% Change Adj. 2024 v. 2023
	2024	2023
Nine Months Ended September 30
Xylem Inc.	6,306	5,246	1,060	20%	(782)	5	283	5%	20%
Water Infrastructure	1,828	1,541	287	19%	(221)	—	66	4%	19%
Applied Water	1,339	1,396	(57)	(4)%	—	1	(56)	(4)%	(4)%
Measurement and Control Solutions	1,402	1,175	227	19%	—	—	227	19%	19%
Water Solutions and Services	1,737	1,134	603	53%	(561)	4	46	4%	54%

Quarter Ended September 30
Xylem Inc.	2,104	2,076	28	1%	—	(6)	22	1%	1%
Water Infrastructure	623	612	11	2%	—	(5)	6	1%	1%
Applied Water	447	465	(18)	(4)%	—	(2)	(20)	(4)%	(4)%
Measurement and Control Solutions	458	413	45	11%	—	(1)	44	11%	11%
Water Solutions and Services	576	586	(10)	(2)%	—	2	(8)	(1)%	(1)%

Quarter Ended June 30
Xylem Inc.	2,169	1,722	447	26%	(302)	13	158	9%	27%
Water Infrastructure	631	519	112	22%	(84)	6	34	7%	23%
Applied Water	456	478	(22)	(5)%	—	4	(18)	(4)%	(4)%
Measurement and Control Solutions	482	384	98	26%	—	2	100	26%	26%
Water Solutions and Services	600	341	259	76%	(218)	1	42	12%	76%

Quarter Ended March 31
Xylem Inc.	2,033	1,448	585	40%	(480)	(2)	103	7%	40%
Water Infrastructure	574	410	164	40%	(137)	(1)	26	6%	40%
Applied Water	436	453	(17)	(4)%	—	(1)	(18)	(4)%	(4)%
Measurement and Control Solutions	462	378	84	22%	—	(1)	83	22%	22%
Water Solutions and Services	561	207	354	171%	(343)	1	12	6%	171%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2024				Q3 2023
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,104	—		2,104	2,076	—		2,076
Operating Income	280	70	a	350	191	124	a	315
Operating Margin	13.3%			16.6%	9.2%			15.2%
Interest Expense	(10)	—		(10)	(14)	—		(14)
Other Non-Operating Income (Expense)	1	—		1	8	—		8
Gain/(Loss) from Sale of Business	(2)	2	b	—	—	—		—
Income before Taxes	269	72		341	185	124		309
Provision for Income Taxes	(52)	(20)	c	(72)	(33)	(36)	c	(69)
Net Income	217	52		269	152	88		240
Diluted Shares	243.8			243.8	242.2			242.2
Diluted EPS	$0.89	$0.22		$1.11	$0.63	$0.36		$0.99

a	Quarter-to-date: Restructuring & realignment costs: 2024 - $11 million and 2023 - $34 million
Special charges: 2024 - $6 million of acquisition & integration cost and $1 million of other special charges; 2023 - $23 million of acquisition & integration related costs and $1 million of asset impairment charges
Purchase accounting intangible amortization: 2024 - $52 million and 2023 - $66 million
b	Gain/Loss from sale of business as per income statement for all periods presented
c	Quarter-to-date: 2024 - Net tax impact on pre-tax adjustments (note a and b) of $17 million and other tax special items of $3 million; 2023 - Net tax impact on pre-tax adjustments (note a) of $28 million and other tax special items of $8 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2024
	Q1	Q2	Q3	Q4	Total
Net Income	153	194	217		564
Net Income Margin	7.5%	8.9%	10.3%		8.9%
Depreciation	61	62	68		191
Amortization	73	83	73		229
Interest Expense (Income), net	7	6	5		18
Income Tax Expense	43	53	52		148
EBITDA	337	398	415		1,150
Share-based Compensation	18	13	12		43
Restructuring & Realignment	15	29	11		55
Special Charges	16	13	7		36
Loss/(Gain) from sale of business	5	(1)	2		6
Adjusted EBITDA	391	452	447		1,290
Revenue	2,033	2,169	2,104		6,306
Adjusted EBITDA Margin	19.2%	20.8%	21.2%		20.5%

2023
	Q1	Q2	Q3	Q4	Total
Net Income	99	92	152	266	609
Net Income Margin	6.8%	5.3%	7.3%	12.6%	8.3%
Depreciation	28	41	63	61	193
Amortization	32	51	84	76	243
Interest Expense (Income), net	2	5	6	8	21
Income Tax Expense	27	22	33	(56)	26
EBITDA	188	211	338	355	1,092
Share-based Compensation	12	15	18	15	60
Restructuring & Realignment	11	36	33	23	103
Special Charges	25	67	22	22	136
Loss/(Gain) from sale of business	—	—	—	1	1
Adjusted EBITDA	236	329	411	416	1,392
Revenue	1,448	1,722	2,076	2,118	7,364
Adjusted EBITDA Margin	16.3%	19.1%	19.8%	19.6%	18.9%